                       RIVERSOURCE INVESTMENT SERIES, INC.

                           CERTIFICATE OF DESIGNATION
                         PURSUANT TO MINNESOTA STATUTES,
                            SECTION 302A.401, SUBD. 3

     The undersigned, being the duly elected Secretary of RiverSource Investment Series, Inc., a Minnesota corporation (the Company), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Company on January 8, 2009:

                           APPROVAL OF DESIGNATION OF
                      NEW CLASSES WITHIN AN EXISTING SERIES

     WHEREAS, the articles of incorporation of the Company permit the board of directors (the Board), by resolution, to authorize the issuance of shares of the Company in separate series and classes and to establish the rights and preferences of each such series and class; and

     WHEREAS, the Board previously has adopted resolutions, which have been filed with the Minnesota Secretary of State pursuant to Minn. Stat. Section 302A.401, Subd. 3, authorizing the issuance of shares of the Company in the following series and classes and establishing the rights and preferences of such series and classes:


Series                                                   Classes Within Series
------                                          -------------------------------------
RiverSource Balanced Fund                       A, B, C and R4
RiverSource Disciplined Large Cap Growth Fund   A, B, C, I, R2, R3, R4, R5 and W
RiverSource Disciplined Large Cap Value Fund    A, B, C, I, R2, R3, R4, R5 and W
RiverSource Diversified Equity Income Fund      A, B, C, I, R2, R3, R4, R5 and W
RiverSource Mid Cap Value Fund                  A, B, C, I, R2, R3, R4, R5 and W; and

     WHEREAS, the Board wishes to establish new classes of shares within an existing series, RiverSource Balanced Fund; now, therefore, be it

     RESOLVED, That the Board hereby establishes the following new classes (each the New Class) within an existing series, RiverSource Balanced Fund (the Existing Series):

                                  New Classes
Existing Series             Within Existing Series
---------------             ----------------------
RiverSource Balanced Fund
   and further              R2 and R5;

     RESOLVED, That the Board may from time to time, by resolution duly adopted, change the name of the New Class, with such change to be effective when it is set forth in the prospectus or prospectuses pursuant to which it is offered to the public; and further

     RESOLVED, That the New Class shall be subject to those differences in the amount of distribution costs, shareholder service fees, transfer agent fees, exchange privileges and other aspects as are set out in the registration statement pertaining thereto filed with the Securities and Exchange Commission and effective on the date the stock was purchased or exchanged, or as subsequently changed as permitted by law, and in all other manner the New Class shall be the same as any other class; and further

     RESOLVED, That assets identified as relating to the New Class shall belong solely to the shareholders of that class and liabilities, costs and expenses applicable to the New Class shall be obligations solely of that class, it being understood that dividends and distributions may vary between and among classes of the Existing Series to reflect different allocations of liabilities, costs and expenses and the resultant differences in net asset values of the classes; and further

     RESOLVED, That the Existing Series may convert the New Class designation on any share to another class designation automatically in accordance with the terms set forth in the registration statement pertaining thereto filed with the Securities and Exchange Commission and effective on the date the stock was purchased or exchanged or as subsequently changed as permitted by law; and further

     RESOLVED, That each share of capital stock of the New Class shall be voted by class (a) as required by the provisions of the Investment Company Act of 1940, as amended, and all rules and regulations promulgated thereunder; (b) when the Board determines that a matter affects the New Class in a materially different way; or (c) when the Board determines a matter affects only one or some of the series or classes of the Company's capital stock, including the New Class; and further

     RESOLVED, That all provisions pertaining to capital stock as set forth in
     Article III of the Company's articles of incorporation apply to the New Class.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on February 23, 2009.

                                        RIVERSOURCE INVESTMENT SERIES, INC.


                                        /s/ Scott R. Plummer
                                        --------------------
                                        Scott R. Plummer
                                        Secretary

                                        Seal

                                        STATE OF MINNESOTA
                                        DEPARTMENT OF STATE
                                        FILED

                                        March 02 2009


                                        /s/ Mark Ritchie
                                        Secretary of State